EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

PITTSBURGH, July 19, 2017 - TriState Capital Holdings, Inc. (NASDAQ: TSC) reported record growth in net interest income and loans for the second quarter of 2017, as well as double-digit expansion of earnings, revenue and deposits, compared to the same period last year.

The parent company of TriState Capital Bank and Chartwell Investment Partners grew earnings to $0.29 per diluted share in the second quarter ended June 30, 2017, an increase of 20.8% from $0.24 in the second quarter of 2016 and 11.5% from $0.26 in the first quarter of 2017. Net income totaled $8.4 million in the second quarter of 2017, growing 24.3% from $6.8 million in the year-ago period and 12.4% from $7.5 million in the linked quarter.

“TriState Capital’s ability to generate year-over-year earnings growth in excess of 10% for 10 consecutive quarters is the product of our disciplined focus on niche financial services businesses, an unrivaled national distribution network, and a relationship-driven sales culture that attracts and retains highly motivated and talented professionals,” Chairman and Chief Executive Officer James F. Getz said. “In the second quarter, we continued to fund what we believe is the premier private banking franchise in the United States, complementing the expansion of our national investment management and regional middle-market commercial banking businesses while maintaining superior asset quality and consistently delivering strong bottom-line growth.”

SECOND QUARTER 2017 HIGHLIGHTS

•	Net interest income of $22.0 million grew a record $3.8 million, or 20.9%, from the year-ago quarter and $1.1 million, or 5.3%, from the linked quarter

•
Loans of $3.77 billion at period end grew a record $774.0 million, or 25.8%, from one year prior and 6.6% during the quarter, with significant increases in commercial and industrial, commercial real estate and private bank lending

•	Deposits of $3.53 billion at period end grew by 22.2% from one year prior and 6.4% during the quarter, to continue funding the rapid growth of TriState Capital’s national private banking franchise

•	Significant operating leverage illustrated by TriState Capital Bank’s 55.03% efficiency ratio

•	Investment management fees and total non-interest income represented 27.3% and 34.2% of total revenue, respectively

•	Superior credit quality metrics saw further improvement with non-performing assets (NPAs) declining to 0.27% of assets and adverse-rated credits declining to 0.90% of loans at period end

Total revenue was $33.5 million in the second quarter of 2017, increasing 13.2% from $29.6 million in the year-ago quarter and 3.6% from $32.3 million in the linked quarter. Net interest income totaled $22.0 million in the second quarter of 2017, growing a record $3.8 million, or 20.9%, from $18.2 million in the year-ago quarter and $1.1 million, or 5.3%, from $20.9 million in the linked quarter.

Non-interest income totaled $11.7 million in the second quarter 2017, compared to $11.4 million in the year-ago period and the linked quarter. TriState Capital’s non-interest income is largely comprised of Chartwell investment management fees, which were $9.1 million in the second quarter of 2017. Investment management fees were $9.5 million in the second quarter of 2016, when Chartwell completed its acquisition of The Killen Group (TKG) and its Berwyn Funds, and $9.3 million in the linked quarter.

EXHIBIT 99.1

Other non-interest income was $2.3 million in the second quarter of 2017, compared to $1.9 million in the year-ago quarter and $2.1 million in the linked quarter, with quarter-to-quarter variability primarily reflecting commercial borrower interest rate swap activity.

Non-interest expenses were $21.8 million, or 2.10% of average assets on an annualized basis, in the second quarter of 2017 compared to $21.2 million, or 2.15%, in the first quarter of 2017. Non-interest expenses in the second quarter of 2016 were $19.5 million, or 2.29% of average assets on an annualized basis, reflecting the closing of the company’s TKG investment management acquisition on April 29 of last year. The bank’s efficiency ratio for the second quarter of 2017 continued its positive trend and was 55.03%, compared to 59.63% in the year-ago period and 57.99% in the linked quarter.

(Dollars in thousands, except per share data)	Q2 2017	Q1 2017	Q2 2016	FY 2016
Total non-interest expense (GAAP)	$21,784	$21,158	$19,457	$78,794
Non-recurring items:
Change in fair value of previously accrued acquisition earn out	—	—	—	3,687
Acquisition-related expense	—	—	—	(352)
Severance expense	—	—	—	(300)
Non-interest expense excluding non-recurring items (non-GAAP)	$21,784	$21,158	$19,457	$81,829
Net impact of non-recurring items on EPS	$—	$—	$—	$0.07

TriState Capital’s effective tax rate was 26.4% due primarily to securing additional tax credits in the second quarter. The company’s effective rate is currently expected to be approximately 30.0% for full year 2017.

BALANCE SHEET GROWTH
Loans totaled $3.77 billion at June 30, 2017, increasing a record $774.0 million, or 25.8%, over balances at June 30, 2016 and $234.2 million, or 6.6%, from March 31. Private banking loans totaled $1.97 billion at June 30, 2017, growing 37.1% from the end of the year-ago quarter and 7.1% from the end of the linked quarter. Commercial loans totaled $1.80 billion at June 30, 2017, up 15.5% from the end of the year-ago quarter and 6.1% from the end of the linked quarter, with renewed commercial and industrial lending growth of $54.0 million during the second quarter of 2017 and continued expansion of commercial real estate lending.

Deposits totaled $3.53 billion at June 30, 2017, increasing $641.7 million, or 22.2%, from June 30, 2016 and $212.0 million, or 6.4%, from March 31. This illustrates the ongoing success of TriState Capital’s efforts to grow stable and cost-effective relationship deposits and treasury management related liquidity from new and existing accounts through enhanced services and technology.

TriState Capital continues to manage a highly asset-sensitive balance sheet. At June 30, 2017, 90% of TriState Capital’s loan portfolio and 38% of its securities portfolio were floating rate. In addition, 28% of deposits were fixed-rate certificates of deposit. Net interest margin was essentially flat at 2.23% in the second quarter 2017, compared to 2.24% in the linked quarter, due to the continuing shift in loan mix and the sourcing of strategic deposit relationships, which still resulted in record net interest income. Margin expansion is expected to resume in the upcoming quarter.

ASSET QUALITY
The bank’s superior asset quality metrics in the second quarter of 2017 continued to reflect TriState Capital’s disciplined credit culture and the growth of its private banking non-purpose margin loans secured by marketable securities. Private banking comprised 52% of the total loan portfolio at June 30, 2017.

Non-performing assets declined to $11.7 million at June 30, 2017, or 0.27% of total assets, compared to $20.9 million, or 0.59% of assets, at June 30, 2016 and $18.2 million, or 0.45%, at March 31, 2017.

Adverse-rated credits declined to $33.8 million at June 30, 2017, or 0.90% of total loans, compared to $56.6 million, or 1.89% of loans, at June 30, 2016 and $40.0 million, or 1.13%, at March 31, 2017.

EXHIBIT 99.1

The bank took net charge-offs of $733,000, or 0.08% of average total loans, in the second quarter of 2017, $1.4 million, or 0.20% of average total loans, in the year-ago period and $2.8 million, or 0.33% of average total loans, in the linked quarter.

Provision expense was $516,000 for the second quarter of 2017, $80,000 in the second quarter of 2016 and $243,000 in the first quarter of 2017.

The company’s allowance for loan losses (ALL) at the end of the second quarter of 2017 reflects declining NPAs and lower levels of provision required for private banking loans. ALL represented 0.42% of total loans at June 30, 2017, compared to 0.57% at June 30, 2016 and 0.46% at March 31, 2017.

INVESTMENT MANAGEMENT
Chartwell assets under management totaled $8.0 billion at June 30, 2017, compared to $8.2 billion at March 31, 2017, with new business and new flows from existing accounts of $457 million, outflows of $733 million, and market appreciation of $87 million in the second quarter of 2017. Particularly strong inflow contributors in the second quarter included Chartwell’s small- and mid-cap value equity strategies, its short duration BB-Rated high yield fixed income strategy, and its Berwyn Income Fund hybrid strategy. Chartwell’s weighted average fee rate was 0.46% at June 30, 2017.

Investment management fees totaled $9.1 million in the second quarter of 2017, compared to $9.5 million in the second quarter of 2016 and $9.3 million in the first quarter of 2017. On an annualized run-rate basis, Chartwell’s revenues were $36.4 million at June 30, 2017, compared to $41.2 million at June 30, 2016 and $37.9 million at March 31, 2017.

CAPITAL STRENGTH AND FLEXIBILITY
TriState Capital’s earnings in the quarter continued to support superior loan growth in the period, while the company maintained capital ratios that exceed the highest required regulatory benchmark levels. As of June 30, 2017, TriState Capital Holdings reported ratios of 12.14% for total risk-based capital, 11.21% for tier 1 risk-based capital, 11.21% for common equity tier 1 risk-based capital and 7.45% for tier 1 leverage.

In January 2017, TriState Capital’s Board of Directors approved additional share repurchases of up to $5 million. In combination with authorizations granted in 2016, $4.6 million remains available. Over the six months ended June 30, 2017, the company repurchased a total of 174,603 shares for approximately $4.1 million at an average cost of $23.60 per share.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on July 20 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10109423 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital earnings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through July 27. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the conference number 10109423.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $4.2 billion in assets, as of June 30, 2017, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries.

EXHIBIT 99.1

Its Chartwell Investment Partners subsidiary had $8.0 billion in assets under management, as of June 30, 2017, and serves as the advisor to The Berwyn Funds and Chartwell Mutual Funds. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

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MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
TriState Capital Holdings, Inc.
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
(Dollars in thousands)	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Period-end balance sheet data:
Cash and cash equivalents	$119,715	$112,501	$114,297	$119,715	$114,297
Total investment securities	221,409	234,866	242,217	221,409	242,217
Loans held-for-investment	3,771,312	3,537,090	2,997,309	3,771,312	2,997,309
Allowance for loan losses	(15,968)	(16,185)	(17,215)	(15,968)	(17,215)
Loans held-for-investment, net	3,755,344	3,520,905	2,980,094	3,755,344	2,980,094
Goodwill and other intangibles, net	66,283	66,746	68,134	66,283	68,134
Other assets	145,084	140,019	123,849	145,084	123,849
Total assets	$4,307,835	$4,075,037	$3,528,591	$4,307,835	$3,528,591

Deposits	$3,529,868	$3,317,880	$2,888,192	$3,529,868	$2,888,192
Borrowings, net	363,612	349,561	259,409	363,612	259,409
Other liabilities	46,716	47,937	43,296	46,716	43,296
Total liabilities	3,940,196	3,715,378	3,190,897	3,940,196	3,190,897

Total shareholders' equity	367,639	359,659	337,694	367,639	337,694

Total liabilities and shareholders' equity	$4,307,835	$4,075,037	$3,528,591	$4,307,835	$3,528,591

Income statement data:
Interest income	$32,115	$28,737	$23,795	$60,852	$47,155
Interest expense	10,082	7,821	5,576	17,903	10,559
Net interest income	22,033	20,916	18,219	42,949	36,596
Provision for loan losses	516	243	80	759	202
Net interest income after provision for loan losses	21,517	20,673	18,139	42,190	36,394
Non-interest income:
Investment management fees	9,130	9,340	9,462	18,470	16,481
Net gain (loss) on the sale and call of investment securities	241	(2)	62	239	63
Other non-interest income	2,341	2,071	1,923	4,412	3,818
Total non-interest income	11,712	11,409	11,447	23,121	20,362
Non-interest expense:
Intangible amortization expense	462	463	438	925	828
Other non-interest expense	21,322	20,695	19,019	42,017	36,635
Total non-interest expense	21,784	21,158	19,457	42,942	37,463
Income before tax	11,445	10,924	10,129	22,369	19,293
Income tax expense	3,024	3,432	3,356	6,456	6,677
Net income	$8,421	$7,492	$6,773	$15,913	$12,616

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
(Dollars in thousands, except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Per share and share data:
Earnings per share:
Basic	$0.31	$0.27	$0.25	$0.58	$0.46
Diluted	$0.29	$0.26	$0.24	$0.55	$0.45
Book value per common share	$12.83	$12.52	$11.97	$12.83	$11.97
Tangible book value per common share (1)	$10.51	$10.19	$9.56	$10.51	$9.56
Common shares outstanding, at end of period	28,665,726	28,731,963	28,211,282	28,665,726	28,211,282
Weighted average common shares outstanding:
Basic	27,601,702	27,627,285	27,549,475	27,614,423	27,601,331
Diluted	28,785,625	28,717,506	28,225,404	28,752,917	28,221,882

Performance ratios:
Return on average assets (2)	0.81%	0.76%	0.80%	0.79%	0.75%
Return on average equity (2)	9.27%	8.52%	8.16%	8.90%	7.66%
Net interest margin (2) (3)	2.23%	2.24%	2.25%	2.23%	2.29%
Bank efficiency ratio (1)	55.03%	57.99%	59.63%	56.47%	59.51%
Efficiency ratio (1)	63.64%	64.02%	64.24%	63.83%	64.39%
Non-interest expense to average assets (2)	2.10%	2.15%	2.29%	2.12%	2.24%

Asset quality:
Non-performing loans	$7,830	$14,053	$19,148	$7,830	$19,148
Non-performing assets	$11,701	$18,231	$20,878	$11,701	$20,878
Other real estate owned	$3,871	$4,178	$1,730	$3,871	$1,730
Non-performing assets to total assets	0.27%	0.45%	0.59%	0.27%	0.59%
Non-performing loans to total loans	0.21%	0.40%	0.64%	0.21%	0.64%
Allowance for loan losses to loans	0.42%	0.46%	0.57%	0.42%	0.57%
Allowance for loan losses to non-performing loans	203.93%	115.17%	89.90%	203.93%	89.90%
Net charge-offs	$733	$2,820	$1,411	$3,553	$961
Net charge-offs to average total loans (2)	0.08%	0.33%	0.20%	0.20%	0.07%

Revenue:
Total revenue (1)	$33,504	$32,327	$29,604	$65,831	$56,895
Pre-tax, pre-provision net revenue (1)	$11,720	$11,169	$10,147	$22,889	$19,432

Capital ratios:
Tier 1 leverage ratio	7.45%	7.56%	8.41%	7.45%	8.41%
Common equity tier 1 risk-based capital ratio	11.21%	11.42%	11.25%	11.21%	11.25%
Tier 1 risk-based capital ratio	11.21%	11.42%	11.25%	11.21%	11.25%
Total risk-based capital ratio	12.14%	12.39%	12.76%	12.14%	12.76%

Investment Management Segment:
Assets under management	$8,003,000	$8,192,000	$10,592,000	$8,003,000	$10,592,000
Adjusted EBITDA (1)	$1,692	$2,475	$2,860	$4,167	$4,661

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$118,916	$323	1.09%	$114,709	$238	0.84%	$105,954	$135	0.51%
Federal funds sold	6,225	15	0.97%	6,427	11	0.69%	6,041	5	0.33%
Investment securities available-for-sale	152,471	808	2.13%	168,083	854	2.06%	185,477	816	1.77%
Investment securities held-to-maturity	61,359	639	4.18%	54,591	574	4.26%	45,143	457	4.07%
FHLB stock	16,449	148	3.61%	12,376	102	3.34%	11,984	102	3.42%
Total loans	3,619,251	30,242	3.35%	3,448,837	27,019	3.18%	2,909,217	22,354	3.09%
Total interest-earning assets	3,974,671	32,175	3.25%	3,805,023	28,798	3.07%	3,263,816	23,869	2.94%
Other assets	188,588			185,357			157,736
Total assets	$4,163,259			$3,990,380			$3,421,552

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$304,973	$759	1.00%	$217,704	$362	0.67%	$145,858	$154	0.42%
Money market deposit accounts	1,914,429	5,150	1.08%	1,916,428	4,098	0.87%	1,603,881	2,622	0.66%
Certificates of deposit	924,110	2,587	1.12%	934,913	2,253	0.98%	852,381	1,827	0.86%
Borrowings:
FHLB borrowing	379,890	1,016	1.07%	270,222	554	0.83%	269,670	419	0.62%
Line of credit borrowing	1,527	16	4.20%	—	—	—%	—	—	—%
Subordinated notes payable, net	34,579	554	6.43%	34,528	554	6.51%	34,376	554	6.48%
Total interest-bearing liabilities	3,559,508	10,082	1.14%	3,373,795	7,821	0.94%	2,906,166	5,576	0.77%
Noninterest-bearing deposits	194,957			218,007			147,540
Other liabilities	44,404			41,960			34,075
Shareholders' equity	364,390			356,618			333,771
Total liabilities and shareholders' equity	$4,163,259			$3,990,380			$3,421,552

Net interest income (1)		$22,093			$20,977			$18,293
Net interest spread			2.11%			2.13%			2.17%
Net interest margin (1)			2.23%			2.24%			2.25%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Six Months Ended June 30,
	2017			2016
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$116,824	$561	0.97%	$104,317	$268	0.52%
Federal funds sold	6,325	25	0.80%	6,047	10	0.33%
Investment securities available-for-sale	160,234	1,662	2.09%	180,892	1,559	1.73%
Investment securities held-to-maturity	57,994	1,214	4.22%	46,211	924	4.02%
FHLB stock	14,424	250	3.50%	10,293	199	3.89%
Total loans	3,534,514	57,261	3.27%	2,872,090	44,341	3.10%
Total interest-earning assets	3,890,315	60,973	3.16%	3,219,850	47,301	2.95%
Other assets	186,982			147,773
Total assets	$4,077,297			$3,367,623

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$261,579	$1,121	0.86%	$145,166	$307	0.43%
Money market deposit accounts	1,915,426	9,248	0.97%	1,577,474	4,829	0.62%
Certificates of deposit	929,482	4,840	1.05%	872,915	3,605	0.83%
Borrowings:
FHLB borrowing	325,359	1,570	0.97%	228,461	710	0.62%
Line of credit borrowing	768	16	4.20%	—	—	—%
Subordinated notes payable, net	34,553	1,108	6.47%	34,351	1,108	6.49%
Total interest-bearing liabilities	3,467,167	17,903	1.04%	2,858,367	10,559	0.74%
Noninterest-bearing deposits	206,416			149,740
Other liabilities	43,188			28,312
Shareholders' equity	360,526			331,204
Total liabilities and shareholders' equity	$4,077,297			$3,367,623

Net interest income (1)		$43,070			$36,742
Net interest spread			2.12%			2.21%
Net interest margin (1)			2.23%			2.29%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	June 30, 2017		March 31, 2017		June 30, 2016
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking loans	$1,968,139	52.2%	$1,837,207	51.9%	$1,435,545	47.9%
Middle-market banking loans:
Commercial and industrial	639,808	17.0%	585,846	16.6%	573,733	19.1%
Commercial real estate	1,163,365	30.8%	1,114,037	31.5%	988,031	33.0%
Total middle-market banking loans	1,803,173	47.8%	1,699,883	48.1%	1,561,764	52.1%
Loans held-for-investment	$3,771,312	100.0%	$3,537,090	100.0%	$2,997,309	100.0%

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended June 30, 2017				Three Months Ended June 30, 2016
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$32,047	$—	$68	$32,115	$23,730	$—	$65	$23,795
Interest expense	9,515	—	567	10,082	5,025	—	551	5,576
Net interest income (loss)	22,532	—	(499)	22,033	18,705	—	(486)	18,219
Provision for loan losses	516	—	—	516	80	—	—	80
Net interest income (loss) after provision for loan losses	22,016	—	(499)	21,517	18,625	—	(486)	18,139
Non-interest income:
Investment management fees	—	9,182	(52)	9,130	—	9,517	(55)	9,462
Net gain on the sale and call of investment securities	241	—	—	241	62	—	—	62
Other non-interest income	2,341	—	—	2,341	1,922	1	—	1,923
Total non-interest income	2,582	9,182	(52)	11,712	1,984	9,518	(55)	11,447
Non-interest expense:
Intangible amortization expense	—	462	—	462	—	438	—	438
Other non-interest expense	13,688	7,612	22	21,322	12,299	6,683	37	19,019
Total non-interest expense	13,688	8,074	22	21,784	12,299	7,121	37	19,457
Income (loss) before tax	10,910	1,108	(573)	11,445	8,310	2,397	(578)	10,129
Income tax expense (benefit)	2,819	425	(220)	3,024	2,662	917	(223)	3,356
Net income (loss)	$8,091	$683	$(353)	$8,421	$5,648	$1,480	$(355)	$6,773

	Six Months Ended June 30, 2017				Six Months Ended June 30, 2016
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:	(unaudited)				(unaudited)
Interest income	$60,708	$—	$144	$60,852	$47,017	$—	$138	$47,155
Interest expense	16,785	—	1,118	17,903	9,457	—	1,102	10,559
Net interest income (loss)	43,923	—	(974)	42,949	37,560	—	(964)	36,596
Provision for loan losses	759	—	—	759	202	—	—	202
Net interest income (loss) after provision for loan losses	43,164	—	(974)	42,190	37,358	—	(964)	36,394
Non-interest income:
Investment management fees	—	18,578	(108)	18,470	—	16,590	(109)	16,481
Net gain on the sale and call of investment securities	239	—	—	239	63	—	—	63
Other non-interest income	4,411	1	—	4,412	3,817	1	—	3,818
Total non-interest income	4,650	18,579	(108)	23,121	3,880	16,591	(109)	20,362
Non-interest expense:
Intangible amortization expense	—	925	—	925	—	828	—	828
Other non-interest expense	27,293	14,651	73	42,017	24,623	11,977	35	36,635
Total non-interest expense	27,293	15,576	73	42,942	24,623	12,805	35	37,463
Income (loss) before tax	20,521	3,003	(1,155)	22,369	16,615	3,786	(1,108)	19,293
Income tax expense (benefit)	5,747	1,152	(443)	6,456	5,653	1,448	(424)	6,677
Net income (loss)	$14,774	$1,851	$(712)	$15,913	$10,962	$2,338	$(684)	$12,616

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “adjusted EBITDA,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders’ equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a business purchase combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.

“Adjusted EBITDA” is defined as net income before interest expense, income taxes, depreciation and amortization as well as excluding acquisition related items. We use this measure particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings, excluding certain non-cash items and the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of investment securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale and call of investment securities. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense, excluding acquisition related items and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2017	2017	2016
Tangible book value per common share:
Total shareholders' equity	$367,639	$359,659	$337,694
Less: intangible assets	66,283	66,746	68,134
Tangible common equity	$301,356	$292,913	$269,560
Common shares outstanding	28,665,726	28,731,963	28,211,282
Tangible book value per common share	$10.51	$10.19	$9.56

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Investment Management EBITDA:
Net income	$683	$1,168	$1,480	$1,851	$2,338
Interest expense	—	—	—	—	—
Income taxes expense	425	727	917	1,152	1,448
Depreciation expense	122	117	25	239	46
Intangible amortization expense	462	463	438	925	828
EBITDA	1,692	2,475	2,860	4,167	4,660
Acquisition related items	—	—	—	—	1
Adjusted EBITDA	$1,692	$2,475	$2,860	$4,167	$4,661

EXHIBIT 99.1

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Pre-tax, pre-provision net revenue:
Net interest income	$22,033	$20,916	$18,219	$42,949	$36,596
Total non-interest income	11,712	11,409	11,447	23,121	20,362
Less: net gain (loss) on the sale and call of investment securities	241	(2)	62	239	63
Total revenue	33,504	32,327	29,604	65,831	56,895
Less: total non-interest expense	21,784	21,158	19,457	42,942	37,463
Pre-tax, pre-provision net revenue	$11,720	$11,169	$10,147	$22,889	$19,432

Efficiency ratio:
Total non-interest expense	$21,784	$21,158	$19,457	$42,942	$37,463
Less: acquisition related items	—	—	—	—	1
Less: intangible amortization expense	462	463	438	925	828
Total non-interest expense, as adjusted (numerator)	$21,322	$20,695	$19,019	$42,017	$36,634
Total revenue (denominator)	$33,504	$32,327	$29,604	$65,831	$56,895
Efficiency ratio	63.64%	64.02%	64.24%	63.83%	64.39%

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2017	2016
Bank pre-tax, pre-provision net revenue:
Net interest income	$22,532	$21,391	$18,705	$43,923	$37,560
Total non-interest income	2,582	2,068	1,984	4,650	3,880
Less: net gain (loss) on the sale and call of investment securities	241	(2)	62	239	63
Total revenue	24,873	23,461	20,627	48,334	41,377
Less: total non-interest expense	13,688	13,605	12,299	27,293	24,623
Pre-tax, pre-provision net revenue	$11,185	$9,856	$8,328	$21,041	$16,754

Bank efficiency ratio:
Total non-interest expense (numerator)	$13,688	$13,605	$12,299	$27,293	$24,623
Total revenue (denominator)	$24,873	$23,461	$20,627	$48,334	$41,377
Bank efficiency ratio	55.03%	57.99%	59.63%	56.47%	59.51%